UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

Artesian Water Company, Inc., or Artesian Water, the Staff of the Delaware Public Service Commission, or DEPSC, and the Division of the Public Advocate entered into an agreement to settle Artesian Water’s April 2011 application for an increase in rates.  PSC Order No. 8097, issued on January 31, 2012, approves the settlement agreement, authorizing a permanent rate increase in revenue of approximately 11.13%, or $6.25 million on an annualized basis.  Since the permanent rate increase does not exceed amounts previously collected under previously approved temporary increases in rates, Artesian Water is not required to refund any amounts to its customers.  The approved permanent rate increase is effective as of January 1, 2012.  Additionally, the settlement authorizes a return on equity of 10%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: February 1, 2012	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer